Exhibit 4.2

VECTOR GROUP LTD.
AND EACH OF THE GUARANTORS PARTY HERETO
10.500% SENIOR NOTES DUE 2026

FIRST SUPPLEMENTAL INDENTURE
Dated as of November 18, 2019

U.S. BANK NATIONAL ASSOCIATION
as Trustee

1

TABLE OF CONTENTS
Page
ARTICLE 1 DEFINITIONS AND INTERPRETATION                        1
Section 1.01    Definitions.                                    1
Section 1.02    Interpretation.                                    1
ARTICLE 2 GENERAL TERMS AND CONDITIONS OF THE ADDITIONAL NOTES        2
Section 2.01    Designation of Notes.                                2
Section 2.02    Other Terms of the Notes.                            2
ARTICLE 3 ISSUANCE OF ADDITIONAL NOTES                        2
Section 3.01    Form and Dating.                                2
Section 3.02    Execution and Authentication.                        3
ARTICLE 4 MISCELLANEOUS                                    3
Section 4.01    Governing Law.                                3
Section 4.02    Counterpart Originals.                                3
Section 4.03    Table of Contents; Headings.                            4
EXHIBIT A                                             A-1

i

FIRST SUPPLEMENTAL INDENTURE, dated as of November 18, 2019 (this “First Supplemental Indenture”), among Vector Group Ltd., a Delaware corporation (the “Company”), the guarantors listed on the signature pages hereto (the “Guarantors”) and U.S. Bank National Association, a national banking association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of November 2, 2018 (the “Indenture”), providing for the issuance by the Company of its 10.500% Senior Notes due 2026 (the “Notes”);
WHEREAS, on November 2, 2018, the Company issued $325,000,000 aggregate principal amount of the Notes (the “Initial Notes”), and now desires to issue an additional $230,000,000 aggregate principal amount of the Notes (the “New Notes”);
WHEREAS, the New Notes shall constitute Additional Notes issued in accordance with Sections 2.02 and 4.09 of the Indenture, and Section 9.01(7) of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture, without the consent of any Holder of the Notes, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture;
WHEREAS, the Company and the Guarantors have requested that the Trustee join them in the execution and delivery of this First Supplemental Indenture in order to establish and provide for the issuance by the Company of the New Notes; and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this First Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee hereby agree as follows for the benefit of each other and the equal and ratable benefit of the Holders of the Notes:
ARTICLE 1
DEFINITIONS AND INTERPRETATION

Section 1.01 Definitions.
Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
Section 1.02 Interpretation.
Sections 1.03 and 1.04 of the Indenture shall apply to this First Supplemental Indenture mutatis mutandis.

ARTICLE 2
GENERAL TERMS AND CONDITIONS OF THE NEW NOTES

Section 2.01 Designation of Notes.

Pursuant to this First Supplemental Indenture, there is hereby designated $230,000,000 aggregate principal amount of New Notes, which shall constitute Additional Notes under the Indenture.
Section 2.02 Other Terms of the Notes.

(a)The terms of the New Notes shall be identical to the terms of the Initial Notes as set forth in the Indenture (other than with respect to the issue date, the purchase price thereof and the date from which interest accrues), and will form a single class with the Initial Notes, including, without limitation, waivers, amendments, redemptions and offers to purchase. The New Notes shall initially be evidenced by Global Notes substantially in the form of Exhibit A hereto.

(b)The New Notes shall be issued on November 18, 2019, shall have a purchase price equal to 98.501% of the principal amount thereof plus accrued and unpaid interest from November 1, 2019, and will accrue interest from November 1, 2019.

(c)In the case of the Regulation S Global Note, the New Notes initially shall bear the CUSIP number U92279 AM7 until the end of the Restricted Period applicable thereto.

ARTICLE 3
ISSUANCE OF THE NEW NOTES

Section 3.01 Form and Dating.
(a)     Global Notes. New Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). New Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding New Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding New Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding New Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding New Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 of the Indenture.
(b)    General. The New Notes and the Trustee’s certificate of authentication will otherwise be substantially in the form of Exhibit A hereto. The New Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each New Note will be dated the date of its authentication. The New Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

Section 3.02 Execution and Authentication.
The New Notes in the aggregate principal amount equal to $230,000,000 may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication in accordance with Section 2.02 of the Indenture, and the Trustee shall thereupon authenticate and make available for delivery such New Notes pursuant to Section 2.02 of the Indenture.
ARTICLE 4
GUARANTEES

Section 4.01 Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee as set forth in Article 11 of the Indenture, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E to the Indenture will be endorsed by an Officer of such Guarantor on each New Note authenticated and delivered by the Trustee and that this First Supplemental Indenture will be executed on behalf of such Guarantor by one of its Officers.
ARTICLE 5
MISCELLANEOUS
Section 5.01 Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE, THE NEW NOTES AND THE NOTE GUARANTEES WITH RESPECT THERETO WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
Section 5.02 Ratification; Supplemental Indenture Part of Indenture.

The Indenture as supplemented by this First Supplemental Indenture is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 5.03 Counterpart Originals.

The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this First Supplemental Indenture and signature pages by facsimile or .pdf transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or .pdf shall be deemed to be their original signatures for all purposes.

Section 5.04 Table of Contents; Headings.

The Table of Contents and Headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this First Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this First Supplemental Indenture as of the date first written above.
Very truly yours,

The Company:

VECTOR GROUP LTD.

By: /s/ J. Bryant Kirkland
Name:    J. Bryant Kirkland III
Title:     Senior Vice President, Treasurer and Chief     Financial Officer

Guarantors:

VGR HOLDING LLC

By: /s/ J. Bryant Kirkland
Name:    J. Bryant Kirkland III
Title:    Vice President, Treasurer and Chief
Financial Officer

LIGGETT GROUP LLC

By: /s/ John R. Long
Name:    John R. Long
Title:    Vice President, General Counsel and     Secretary

LIGGETT VECTOR BRANDS LLC

By: /s/ John R. Long
Name:    John R. Long
Title:     Vice President, General Counsel and     Secretary

(Signature page to First Supplemental Indenture)

VECTOR RESEARCH LLC

By: /s/ Nicholas P. Anson
Name: Nicholas P. Anson
Title:    Vice President, Treasurer and Chief
Financial Officer

VECTOR TOBACCO INC.

By: /s/ Nicholas P. Anson
Name: Nicholas P. Anson
Title:    Vice President Finance, Treasurer and
Chief Financial Officer

LIGGETT & MYERS HOLDINGS INC.

By: /s/ J. Bryant Kirkland
Name: J. Bryant Kirkland III
Title: Vice President and Treasurer

100 MAPLE LLC

By: /s/ John R. Long
Name: John R. Long
Title: Secretary

V.T. AVIATION LLC

By: /s/ Nicholas P. Anson
Name: Nicholas P. Anson
Title: Vice President of Finance, Treasurer and
Chief Financial Officer

(Signature page to First Supplemental Indenture)

VGR AVIATION LLC

By: /s/ Nicholas P. Anson
Name: Nicholas P. Anson
Title: Vice President of Finance, Treasurer and
Chief Financial Officer

EVE HOLDINGS LLC

By: /s/ John R. Long
Name: John R. Long
Title: Secretary

ZOOM E-CIGS LLC

By: /s/ Nicholas P. Anson
Name: Nicholas P. Anson
Title: Vice President - Finance and Chief
Financial Officer

(Signature page to First Supplemental Indenture)

Trustee:

U.S. BANK NATIONAL ASSOCIATION

By:    /s/ Joshua A. Hahn
Name: Joshua A. Hahn
Title: Vice President

(Signature page to First Supplemental Indenture)

EXHIBIT A
[Face of Note]
CUSIP/CINS ____________
10.500% Senior Notes due 2026
No. ___    $____________
VECTOR GROUP LTD.
promises to pay to [ ] or registered assigns,
the principal sum of ___________________________________________________ DOLLARS on November 1, 2026.
Interest Payment Dates: May 1 and November 1
Record Dates: April 15 and October 15
Dated: _______________, 20__
VECTOR GROUP LTD.

By:

This is one of the Notes referred to
in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:

[Back of Note]
10.500% Senior Notes due 2026
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
(1)INTEREST. Vector Group Ltd., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 10.500% per annum from November 1, 2019 until maturity. The Company will pay interest, if any, semi-annually in arrears on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 1, 2019; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be May 1, 2020. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2)METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the April 15 or October 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Base Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(4)INDENTURE. The Company issued the Notes under an Indenture dated as of November 2, 2018 (the “Base Indenture”) among the Company, the Guarantors and the Trustee, as supplemented by the First Supplemental Indenture, dated as of November 18, 2019 (the “First Supplemental Indenture”, and, together with the Base Indenture, the “Indenture”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and

Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5)OPTIONAL REDEMPTION.
(a)At any time prior to November 1, 2021, the Company may on any one or more occasions redeem up to 40% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 110.500% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds of a sale of common Equity Interests (other than Disqualified Stock) of the Company; provided that:
(i)at least 60% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(ii)the redemption occurs within 90 days of the date of the closing of such sale of Equity Interests.

(b)At any time prior to November 1, 2021, the Company may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable redemption date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date.

(c) Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Company’s option prior to November 1, 2021.

(d)On or after November 1, 2021, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the Notes redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on November 1 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant Interest Payment Date:

Year	Percentage
2021	105.250%
2022	102.625%
2023 and thereafter	100.000%

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
(6)    MANDATORY REDEMPTION. The Company is not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)    REPURCHASE AT THE OPTION OF HOLDER.

(a)     Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company will mail or otherwise deliver (including by electronic means) a notice to each Holder describing the transaction or transactions that constitute the Change of Control as required by the Indenture.

(b)    If the Company or a Guarantor consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will commence an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an “Asset Sale Offer”) pursuant to Section 3.09 and 4.10 of the Base Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to percentages corresponding to the applicable optional redemption price in effect on the repurchase date, and for periods prior to November 1, 2021, the first optional redemption price of the principal amount plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any Additional Notes) and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Guarantor) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(8)    NOTICE OF REDEMPTION. Notice of redemption will be mailed or otherwise delivered (including by electronic means) at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed or otherwise delivered (including by electronic means) more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

(9)    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10)    PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

(11)    AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event of Default (except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes) or compliance with any provision of the Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Notes or the Note Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986); to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of the Notes and Note Guarantees in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; to conform the text of the Indenture, the Notes or the Note Guarantees to any provision of the “Description of Notes” section of the Company’s Offering Memorandum dated October 30, 2018, relating to the initial offering of the Notes, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Note Guarantees or the Notes; to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture; or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes.

(12)    DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes or default in the payment when due of a Change of Control Payment; (iii) failure by the Company or any of the Guarantors for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, voting as a single class to comply with the provisions of Sections 4.07, 4.09 or 4.10 of the Base Indenture; (iv) failure by the Company or any of the Guarantors for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, voting as a single class to comply with any of the other agreements in the Indenture; (v) default under certain other agreements relating to Indebtedness of the Company which default arises from the failure to pay principal, interest or premium, if any, on such Indebtedness and such Default continues for 30 days or results in the acceleration of such Indebtedness prior to its express maturity and such acceleration is not annulled within 30 days; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary; and (viii) except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium, if any) if it determines that withholding notice is in their interest.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes.
(13)    COMPLIANCE CERTIFICATE. The Company is required to deliver to the trustee annually a written statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the trustee a written statement specifying such Default or Event of Default.

(14)    TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(15)    NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(16)    AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17)    ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18)    [RESERVED].

(19)    CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(20)    GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Vector Group Ltd.
4400 Biscayne Blvd. 10th Floor
Miami, Florida 33137
Attention: Marc N. Bell, Esq.

ASSIGNMENT FORM
To assign this Note, fill in the form below:

(I) (we) assign and transfer this Note to:
(Insert assignee’s legal name)
(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
To transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date:
Your Signature: (Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:

*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase
If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Base Indenture, check the appropriate box below:

Section 4.10	Section 4.14
If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Base Indenture, state the amount you elect to have purchased:
$_______________
Date: _______________
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:
Signature Guarantee*: _________________________
*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*    This schedule should be included only if the Note is issued in global form.